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                                                                    EXHIBIT 4-q

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                                DILLARD'S, INC.



                                      TO



                           THE CHASE MANHATTAN BANK
                                    Trustee



                                  __________



                              THIRD SUPPLEMENTAL
                                   INDENTURE



                       Dated as of ______________, 1998




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     THIRD SUPPLEMENTAL INDENTURE, dated as of _____________, 1998 between
Dillard's, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1600 Cantrell Road, Little Rock, Arkansas 72201 and The Chase Manhattan Bank (formerly known as Chemical Bank), a banking corporation duly organized and existing under the laws of the State of New York, as trustee under the Indenture referred to below (herein called the "Trustee").

                                 RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of May 15, 1988 (as amended and supplemental through the date hereof, the "Indenture"), pursuant to which one or more series of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") may be issued from time to time. All terms used in this Third Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture;

     WHEREAS, Section 901(9) of the Indenture provides that without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may entered into an indenture supplemental to the Indenture to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided, such action shall not adversely affect the interest of the holders of Securities of any series in any material respect;

     WHEREAS, the Company pursuant to the foregoing authority, proposes in and by this Third Supplemental Indenture to amend the Indenture in certain respects with respect to the Securities of any series created on or after the date hereof; and

     WHEREAS, all thing necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, with respect to Securities of any series issued after the date hereof as follows:


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                                  ARTICLE ONE
                          AMENDMENTS TO THE INDENTURE

     SECTION 1.1 Amendments to Section 501. Section 501(5) is amended to read as follows:

     (5)(a) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any of its Subsidiaries (including a default with respect to Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (including this Indenture) in an aggregate principal amount exceeding $20,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or (b) the Company or any of its Subsidiaries fails to pay any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any of its Subsidiaries (including a default with respect to Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (including this Indenture) in an aggregate principal amount exceeding $20,000,000, whether such indebtedness now exists or shall hereafter be created, at the later of final maturity or upon expiration of any applicable period of grace with respect to such principal amount, and such failure to pay shall not have been cured by the Company or any of its Subsidiaries within 30 days after such failure; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default or failure unless either (A) a Responsible Officer of the Trustee in its Corporate Trust Office shall have actual knowledge of such default or failure or (B) the Trustee shall have received written notice thereof at its Corporate Trust Office from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument.

     SECTION 1.2 Amendments to Section 502. Section 502 is amended to read as follows:

     If an Event of Default (other than an Event of Default specified in Section 501(6) or Section 501(7)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders),

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and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

     At any time after such a declaration of acceleration with respect to Securities of any series had been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Securities of that series,

               (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     If an Event of Default specified in Section 501(6) or 501(7) occurs, the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

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                                  ARTICLE TWO
                                 MISCELLANEOUS

     SECTION 2.1 Incorporation of Indenture. All the provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     SECTION 2.2 Application of Third Supplemental Indenture. The provisions and benefit of this Third Supplemental Indenture shall not be effective with respect to Securities Outstanding prior to the execution hereof.

     SECTION 2.3 Headings. The headings of the Articles and Sections of this Third Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

     SECTION 2.4 Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 2.5 Conflict of Trust Indenture Act. If any provision hereof limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required under said Act to be a part of and govern this Third Supplemental Indenture, such required provision shall control.

     SECTION 2.6 Successors and Assigns. All covenants and agreements in this Third Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 2.7 Separability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 2.8 Benefits of Third Supplemental Indenture. Nothing in this Third Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

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     IN WITNESS WHEREOF, the parties hereto have cause this Third Supp lemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                              DILLARD'S, INC.


                              By: ______________________________________
                                  Title:

[CORPORATE SEAL]

ATTEST:

___________________________
Title:


                              THE CHASE MANHATTAN BANK, AS TRUSTEE



                              By: ______________________________________
                                  Title:

[CORPORATE SEAL]

ATTEST:

___________________________
Title:

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STATE OF ARKANSAS   )
                    )ss
COUNTY OF PULASKI   )


     On the ____ day of ___________, 1998, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is __________________ of DILLARD'S, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his named thereto by like authority.


                                    ___________________________________
                                    Notary Public


[NOTARY SEAL]

My Commission Expires:

_____________________


STATE OF NEW YORK   )
                    )ss
COUNTY OF NEW YORK  )

     On the ____ day of ___________, 1998, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is __________________ of THE CHASE MANHATTAN BANK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his named thereto by like authority.


                                    ___________________________________
                                    Notary Public
[NOTARY SEAL]

My Commission Expires:

_____________________

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